Exhibit 10.11

Poverty Alleviation Fund Trust Agreement

Trustee: ______________ Village Committee (hereinafter referred to as “Party A”)

Residence: _____________ Village

Trustee: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (hereinafter referred to as “Party B”)

Domicile: YanGuFang Whole Grain Industrial Park, Zone E, Golden Triangle Development Zone, Wuchuan County, Inner Mongolia

In accordance with the relevant provisions of the “Contract Law of the People’s Republic of China” and other relevant laws and regulations, following the basic principles of equality, voluntariness, good faith, and through friendly negotiation, Party A and Party B have reached the following agreement on the entrustment of the poverty alleviation funds by Party A to Party B, for mutual compliance.

I. Hosted content

1. Party A agrees to entrust Party B with funds of RMB ￥______________ (capitalization: ______________) and deposit the funds into Party B’s bank account before ______________.

Account name: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

Account Bank: Industrial and Commercial Bank of China Co., Ltd. Wuchuan County Sub-branch

Account : ______________

2. Custody period : from ______________ to ______________.

3. Custody fee : ￥______________ /year, Party B shall pay Party A the custody fee of the year before ______________ every year. Party A’s collection account is as follows:

Account Name: ______________

Account Bank: ______________

Account : ______________

II. Party A’s rights and obligations

1. Party A shall hand over the custodial funds to Party B for management in accordance with the stipulations in this agreement, and charge the escrow fee.

2. If Party B needs Party A’s cooperation during the trusteeship period, Party A shall actively cooperate.

3. Party A shall not bear the loss of custody funds during the custody period.

4. Party A has the right to increase the custody funds without any amount limit. If additional custody funds is added, Both parties shall sign a written supplementary agreement separately.

5. During the custody period, without the written consent of Party B, Party A shall not withdraw part or all of the custody funds.

After the expiry of the custody period, Party A has the right to recover all the custody funds.

III. Rights and obligations of Party B

1. Party B has the right to accept the custody funds delivered by Party A, and has the right to manage the custody funds.

The specific arrangement and use of the information shall be determined by Party B in its own discretion.

2. Party B shall pay the custody fee to Party A in accordance with this contract.

3. During the custody period, Party B shall be responsible for the profits and losses of the custody funds. After the expiry of the custody period,Party B shall return to Party A the full amount of the custodial funds stipulated in this contract.

IV. Liability for breach of contract

1. If Party A fails to deliver the custody funds to Party B on time, Party B has the right to unilaterally terminate this agreement.

2. Without the written consent of the other party, either party may not change or terminate this agreement in advance, and changes or termination this agreement made unilaterally have no legal effect.

3. For other breaches other than the above clauses, the breaching party shall, in addition to compensating the non-breaching party for the actual losses, shall also be liable to the non-breaching party according to 20% of the total amount of funds under custody .

4. When either party fails to perform this agreement due to force majeure factors, it does not constitute a breach of contract, but it shall notify the other party in time and provide the other party with relevant government documents within 3 business days from the date of the occurrence of the event.

V. Others

1. Disputes arising from this agreement should be resolved through negotiation first. If the negotiation fails, either party has the right to file a lawsuit in the people’s court where the plaintiff is located.

2. Matters not covered in this agreement shall be agreed upon by both parties through negotiation. The supplementary agreement has the same legal effect as this agreement.

3. This agreement is in duplicate, each party A and B hold one copy, which will take effect from the date of signature and seal of both parties.

Party A :	Party B:

Date:	Date:

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Custody Fund Guarantee Agreement

Party A : ______________ Village Committee

Party B: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

In view of the “Poverty Alleviation Fund Trust Agreement” (hereinafter referred to as the “Original Contract”) signed by both parties, Party B now makes the following commitments:

1. to perform custody obligations in strict accordance with the original contract, and pay Party A’s custody fees on time.

2. To ensure the safety of the custody funds, the profit and loss of the custody funds generated during the custody period shall be borne by Party B.

3. In order to guarantee the legal rights and interests of Party A, Party B uses all the land and buildings (structures) of the industrial park as a collateral. The industrial park is located in the Golden Triangle Development Zone of Wuchuan County.

4. If Party B fails to perform its obligations in accordance with the original contract, resulting in Party A’s inability to recover the custody funds after the expiration of the custody period, Party A has the right to exercise the security right against Party B, to dispose the above-mentioned industrial park land and buildings (structures), and the proceeds Party A shall return to Party B the remainder of the proceeds after deducting the reasonable expenses incurred for the disciplinary action and the custody funds.

5. This agreement is a supplementary agreement to the original contract, and the validity period is the same as the original contract.

Party A :	Party B:

Date:	Date:

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